FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:                                Media Inquiries:
------------------                                 ---------------
Michael Gorin                                      Andrew Merrill, David Pitts
President and Chief Financial Officer              The Abernathy MacGregor Group
(516) 694-6700                                     (212) 371-5999


                              AEROFLEX INCORPORATED
                         ANNOUNCES AGREEMENT TO ACQUIRE
                             MCE TECHNOLOGIES, INC.

PLAINVIEW,  NEW YORK,  June 30, 2003 -- Aeroflex  Incorporated  (Nasdaq  Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, announced today that it has entered into a definitive agreement to acquire MCE Technologies, Inc. for approximately 5,850,000 shares of Aeroflex common stock. In addition, Aeroflex will retire approximately $25 million in MCE outstanding bank and other indebtedness. MCE designs, manufacturers and markets a broad range of microelectronics devices, components and multi-function modules servicing wireless, broadband infrastructure, satellite communications and defense markets.

The transaction is subject to regulatory approval and it is anticipated that the merger will be completed by October 31, 2003.

"We are pleased that MCE's Board of Directors has unanimously endorsed, and recommended that MCE shareholders approve, this transaction," said Michael Gorin, President of Aeroflex Incorporated. "MCE will be integrated into our Microelectronic Solutions Group and will allow us to leverage MCE's extensive RF and Millimeter Wave device technologies with our world-class packaging and thin-film interconnect technologies.

"MCE brings to Aeroflex a strong, seasoned management team with a track record of successful execution. Its broad range of products complements ours and offers us a significant opportunity for both technology and cross-selling synergy. For its most recently completed year ended December 31, 2002, MCE had sales of approximately $63 million with profitable operations. We expect MCE to be accretive to our earnings."

A conference call will be held on Wednesday, July 2, 2003 at 2:00 p.m. (EDT) to discuss the MCE transaction. The dial-in number for calls made in the United States is 1-800-901-5213 and outside the United States is 617-786-2962, Participant Code: 64804653. There will also be a replay of the call starting at approximately 4:00 p.m. (EDT) on Wednesday, July 2, 2003 and ending at 11:59 p.m. (EST) on Wednesday, July 9, 2003. The telephone number for the replay is 1-888-286-8010 in the United States and 617-801-6888 outside of the United States, Passcode: 52773274 for both. The replay will also be available for twelve months on the Company's website at www.aeroflex.com.

About Aeroflex

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's website: www.aeroflex.com.

In connection with the proposed transaction, Aeroflex and MCE will file a proxy statement/prospectus with the U.S. Securities and Exchange Commission (the "Commission"). Investors and security holders are advised to read the proxy statement/prospectus when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Aeroflex with the Commission at the Commission's website at http://www.sec.gov. Free copies of Aeroflex's filings may also be obtained by directing a request to Aeroflex, 35 South Service Road, Plainview, New York 11803, (516) 694-6700.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the integration of the business of MCE Technologies with Aeroflex, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.